                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AMENDMENT NO. 2

         Date of report                     May 18, 1998
                       ---------------------------------------------------------


                                Cable Link, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                      Ohio
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-23111                                           31-1239657
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

    280 Cozzins Street                                            43215
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                      (Zip Code)

                                 (614) 221-3131
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


         This Amendment No. 2 is being filed to amend Item 2 and the proforma financial statements included in Item 7 of Amendment No. 1 to reflect an adjustment to the purchase price under the Stock Purchase and Non-Compete Agreement.


                                      (1)

 ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On May 18, 1998, the registrant, pursuant to a Stock Purchase and Non-Compete Agreement, acquired all of the outstanding equity securities ("Securities") of PC & Parts, Inc. (dba Auro Computer Systems) (the "Company"), for an approximate sum of $820,000, of which $700,000 was paid in cash and the balance in the form of a note bearing interest at the rate of 9% per annum, the principal being payable in four quarterly installments commencing on the first anniversary of the note. A balance sheet as of the closing of business on May 5, 1998 was prepared, which balance sheet reflected the book value of the acquired assets and the assumed liabilities. Based upon the balance sheet results, the parties entered into Amendment No. 1 to Stock Purchase and Non-Compete Agreement which provided that the purchase price was reduced to $470,000 with repayment to the registrant of the overpayment as follows: (i) $100,000 by the payment to the registrant of the amount placed in escrow at closing; (ii) $120,000 by the delivery to the registrant of the initial Note for cancellation; (iii) $80,000 by the delivery to the registrant in cash; and (iv) $50,000 by the pro rata reduction in non-complete payments due under agreements with two of the selling shareholders.

         Simultaneously with the foregoing acquisition, the registrant entered into a Stock Agreement with Brian Berger, an employee of the Company, whereby Mr. Berger contributed $100,000 toward the purchase of the shares of the Company and the registrant will transfer to Mr. Berger a proportionate number of the shares at the time the final purchase price of the shares is established. Mr. Berger has received shares representing 14.9% of the Company.

         The Securities were acquired from James Miao, John Miao, Richard Chu, Cheng Chen Hsiu, Peter D. Lee, Wendy Lee, Joseph M. Breneman, Gregory M. Layer and Steve Selby.

         Funds utilized in this transaction were obtained through a Term Loan from The Provident Bank to the registrant.

         The Company is and will continue to be engaged in the business of providing computer hardware and services related thereto, as well as designing and implementing wide area and local area networks. As a result of acquiring all of the Securities, the registrant and Mr. Berger acquired the Company as a going business which included substantially all of its tangible and intangible assets, including inventory, equipment and accounts receivable. The Company leases the real estate in which it operates its business.

         Following the acquisition, Bob Binsky, Chairman of the Board of the registrant, was elected Chairman of the Board of the Company, and Brian Berger was elected as President, Chief Executive Officer of the Company. In addition, Mr. Berger was granted a stock option for 25,000 shares of common stock of the registrant and a stock option for up to an additional 27,500 shares of common stock of the registrant if certain milestones of the Company are achieved. Mr. Berger was also elected as a director of the registrant.


 ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)-(b)  Financial Statements.

         Financial Statements of PC & Parts, Inc. dba Auro Computer Systems, for fiscal years ended December 31, 1997 and 1996

         Interim Financial Statements of PC & Parts, Inc. dba Auro Computer Systems for the three months ended March 31, 1998.

         Cable Link, Inc. Pro Forma Consolidated Balance Sheet for Cable Link, Inc. and Subsidiary at March 31, 1998

         Cable Link, Inc. Consolidated Statement of Operations for the quarter ended March 31, 1998 and the year ended December 31, 1997.

         (c)  Exhibits.

         (2) Plan of acquisition, reorganization, arrangement, liquidation, or succession.

         2.1. Stock Purchase and Non-Compete Agreement among PC & Parts, Inc., its Shareholders, Brian Berger and Cable Link, Inc. dated May 18, 1998.*

         2.2. Stock Agreement among Cable Link, Inc., PC & Parts, Inc. and Brian Berger dated May 18, 1998.*


         2.3. Amendment No. 1 to Stock Purchase and Non-Compete Agreement among PC & Parts, Inc., its Shareholders, Brian Berger and Cable Link, Inc. dated September __, 1998.


         (23) Consent of experts and Counsel


         23.1 Consent of Groner, Boyle & Quillin, LLP*

         (27) Financial Data Schedule (filed electronically for SEC information only)*


* Previously filed

                                      (2)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CABLE LINK, INC.



Dated:  November 6, 1998                    By       s/ Bob Binsky
                                              --------------------
                                              Bob Binsky, Chairman of the Board



                                      (3)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS


                              FINANCIAL STATEMENTS


                                   * * * * * *


                           DECEMBER 31, 1997 AND 1996

                                      (4)

                                C O N T E N T S
                                ---------------


                                                                      Page

INDEPENDENT ACCOUNTANTS' REPORT                                          6

BALANCE SHEETS                                                           7

STATEMENTS OF INCOME                                                     9

STATEMENTS OF RETAINED EARNINGS                                         10

STATEMENTS OF CASH FLOWS                                                11

NOTES TO FINANCIAL STATEMENTS                                           13



                                      (5)

To the Shareholders
PC & Parts, Inc., dba Auro Computer Systems
Westerville, Ohio




        We have audited the accompanying balance sheets of PC & Parts, Inc. dba Auro Computer Systems as of December 31, 1997 and 1996, and the related statements of income and changes in retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PC & Parts, Inc. dba Auro Computer Systems as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                    /s/ Groner, Boyle & Quillin, LLP

Columbus, Ohio
April 29, 1998 (except for the subsequent event and stock options footnotes as to which are dated May 18, 1998)



                                      (6)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

================================================================================


                                     ASSETS

                                                                                        1997                1996
                                                                                  ----------------    ----------

CURRENT ASSETS
      Cash                                                                            $    121,744       $      70,800
      Accounts receivable
           Trade (less allowance for doubtful accounts
                of $29,526 in 1997 and $0 in 1996)                                       1,413,629           1,249,546
           Officers                                                                         40,220              64,220
           Employees                                                                     -                       3,013
           Income tax refunds                                                               36,381              50,741
      Inventory                                                                            355,083             385,895
      Deferred tax asset                                                                   174,323             121,185
      Prepaid expenses                                                                       5,500              32,000
                                                                                   ---------------      --------------
           Total current assets                                                          2,146,880           1,977,400
                                                                                      ------------        ------------

PROPERTY AND EQUIPMENT
      Furniture and equipment                                                               61,385              47,439
      Computer equipment                                                                   272,978             178,573
      Capital lease assets                                                                  47,610              47,610
      Leasehold improvements                                                                46,094            -
                                                                                    --------------         ------------
                                                                                           428,067             273,622
      Less:  Accumulated depreciation and amortization                                 (   156,861)       (     70,583)
                                                                                     -------------      --------------
           Net property and equipment                                                      271,206             203,039
                                                                                     -------------       -------------

OTHER ASSETS
      Deposits                                                                              14,300             14,300
                                                                                    --------------      --------------
           Total other assets                                                               14,300              14,300
                                                                                    --------------      --------------

           TOTAL ASSETS                                                                $ 2,432,386         $ 2,194,739
                                                                                       ===========         ===========



                                      (7)

================================================================================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                         1997                1996
                                                                                   ---------------     ----------

CURRENT LIABILITIES
      Current portion long-term debt                                                 $      56,407       $      70,304
      Line of credit                                                                       780,000             490,000
      Accounts payable                                                                     818,985             694,844
      Accrued expenses
           Payroll and related taxes                                                       133,630             123,640
           Warranty expense                                                                340,413             332,968
           Other                                                                           219,354              60,966
                                                                                     -------------      --------------
                Total current liabilities                                                2,348,789           1,772,722
                                                                                      ------------        ------------

LONG-TERM LIABILITIES
      Notes payable - stockholders                                                         202,026             202,026
      Note payable - bank                                                                   41,667              91,667
      Capital lease obligations                                                              3,237               9,644
      Deferred income taxes                                                                  2,291           -
                                                                                   ---------------         -----------
           Total long-term liabilities                                                     249,221             303,337
                                                                                     -------------       -------------

                Total liabilities                                                        2,598,010           2,076,059

STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock authorized, issued and
        outstanding, 21,000 shares in 1997 and
        20,000 shares in 1996, no par value                                                210,000             200,000
      Additional paid-in capital                                                             5,000           -
      Retained deficit                                                                 (   380,624)       (     81,320)
                                                                                     --------------     --------------
           Total stockholders' equity (deficit)                                        (   165,624)            118,680


           TOTAL LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)                                                          $ 2,432,386         $ 2,194,739
                                                                                       ===========         ===========


The accompanying notes are an integral part of the financial statements.



                                      (8)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                              STATEMENTS OF INCOME

                     Years Ended December 31, 1997 and 1996

================================================================================


                                                                                        1997                1996
                                                                                 -----------------   -----------

Net revenues                                                                          $ 13,536,581        $ 12,243,014

Cost of sales                                                                           12,432,014          11,284,246
                                                                                     -------------       -------------

      Gross profit                                                                       1,104,567             958,768

Operating expenses                                                                       1,370,613             892,138
                                                                                    --------------     ---------------

Income (loss) from operations                                                        (     266,046)             66,630

Other income (expense)
      Interest and finance income                                                           19,173              31,044
      Interest expense                                                              (       82,928)     (       84,591)
      Miscellaneous income                                                                   1,997              11,171
      Loss on disposal of assets                                                    (       20,175)     (       18,415)
                                                                                  ----------------    ----------------

Income (loss) before income taxes                                                    (     347,979)              5,839

Provision (benefit) for income taxes
      Current                                                                                2,055              37,624
      Deferred                                                                      (       50,730)      (     108,950)
                                                                                  ----------------     ---------------
           Total                                                                    (       48,675)     (       71,326)
                                                                                  ----------------    ----------------

Net income (loss)                                                                   $(     299,304)    $        77,165
                                                                                    ==============     ===============


Basic and diluted earnings (loss) per share                                       $(         14.91)  $            3.86
                                                                                  ================   =================

Weighted average shares outstanding                                                         20,071              20,000
                                                                                  ================    ================



The accompanying notes are an integral part of the financial statements.



                                      (9)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

              STATEMENTS OF CHANGES IN RETAINED EARNINGS (DEFICIT)

                     Years Ended December 31, 1997 and 1996

================================================================================

BALANCE AT DECEMBER 31, 1995, as previously reported                                                        $   59,323

Prior period adjustments:
      Correction of errors                                                                                    (217,808)
                                                                                                           -----------
BALANCE AT DECEMBER 31, 1995, as restated                                                                     (158,485)

Net income year ended December 31, 1996                                                                         77,165
                                                                                                           -----------

BALANCE AT DECEMBER 31, 1996                                                                                 (  81,320)

Net loss year ended December 31, 1997                                                                         (299,304)
                                                                                                            ----------

BALANCE AT DECEMBER 31, 1997                                                                                 $(380,624)
                                                                                                             =========

    The accompanying notes are an integral part of the financial statements.



                                      (10)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                            STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 1997 and 1996

================================================================================

                                                                                         1997                1996
                                                                                   ---------------     ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                                               $(   299,304)      $      77,165
                                                                                      ------------       -------------
      Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
           Depreciation and amortization                                                   120,326              44,362
           Deferred tax benefit                                                       (     50,730)        (   108,950)
           Loss on disposal of assets                                                       20,175              18,415
      (Increase) decrease in operating assets:
           Accounts receivable                                                         (   122,710)            995,113
           Inventory                                                                        30,812               5,973
           Prepaid expenses                                                                 26,500        (     32,000)
      Increase (decrease) in operating liabilities:
           Accounts payable                                                                124,141              92,021
           Accrued expenses                                                                168,261         (   125,572)
           Accrued warranty                                                                  7,445             189,656
                                                                                   ---------------       -------------
                Total adjustments                                                          324,220           1,079,018
                                                                                     -------------        ------------

           Net cash provided by operating activities                                        24,916           1,156,183
                                                                                    --------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of fixed assets                                                         (   208,668)        (    87,810)
      Decrease in deposits                                                                 -                     1,090
                                                                               -------------------     ---------------
           Net cash used in investing activities                                       (   208,668)       (     86,720)
                                                                                     -------------      --------------


                                      (11)

================================================================================

                                                                                         1997                1996
                                                                                   ---------------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Sale of 1,000 shares of common stock                                                    15,000           -
      Reduction of long-term debt                                                     (     50,000)       (     50,000)
      Borrowing on capital lease obligations                                             -                      47,610
      Reduction of capital lease obligations                                          (     20,304)       (     17,662)
      Net change in line of credit                                                         290,000         (   623,780)
                                                                                     -------------       -------------
           Net cash provided by (used in) financing activities                             234,696         (   643,832)
                                                                                     -------------       -------------

           Net increase in cash                                                             50,944             425,631

Cash at beginning of year                                                                   70,800         (   354,831)
                                                                                    --------------       -------------

Cash at end of year                                                                   $    121,744       $      70,800
                                                                                      ============       =============

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
      Cash paid during the year for:
      Income taxes                                                                    $      8,365       $     112,000
      Interest                                                                              88,849              78,570


The accompanying notes are an integral part of the financial statements



                                      (12)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

================================================================================


NATURE AND SCOPE OF BUSINESS


                PC & Parts, Inc. dba Auro Computer Systems (the "Company"), located in Westerville, Ohio, was incorporated in August, 1989 and assembles computer hardware components into personal computers for a number of customers located in Ohio. The Company also sells personal computer software and provides software service and consulting services. The Company sells its products and provides service support throughout central Ohio and the surrounding area.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                USE OF ESTIMATES

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                ACCOUNTS RECEIVABLE

                The Company provides credit to businesses and government entities in the normal course of business. Bad debt expense was $30,853 and $890 for the years ended December 31, 1997 and 1996, respectively.

                INVENTORY

                Inventory consists of purchased computer components for assembly and resale and is stated at the lower of cost (first-in, first-out) or market value. Assembly in process is not significant and is not recorded as work in progress inventory.

                PROPERTY AND EQUIPMENT

                Property and equipment are carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the related assets. Furniture, fixtures, and equipment are depreciated over lives ranging from three to seven years, and leasehold improvements are depreciated over the shorter of the lease term or useful life of the improvement, generally six to seven years. Major renewals and betterments are capitalized and depreciated; maintenance and repairs which neither improve nor extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

                WARRANTY

                Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized.


                                   (Continued)

                                      (13)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

================================================================================


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                REVENUE RECOGNITION

                Revenues are recognized when the related products are completed and shipped, or services are performed. Revenues from service contracts are recognized over the terms of the contract.

                INCOME TAXES

                Deferred income taxes are recognized for the tax consequences in future years of differences between the financial reporting and tax basis of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the taxes currently payable and the net change during the period in deferred tax assets and liabilities.

                ADVERTISING

                Advertising costs are expensed in the period in which the costs are incurred. Advertising expense for the years ended December 31, 1997 and 1996 was $44,665 and $49,122.

                STATEMENT OF CASH FLOWS

                For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

NOTES PAYABLE - STOCKHOLDERS

                Certain stockholders have made interest free loans to the Company. The amount of loans from stockholders is $202,026 as of December 31, 1997 and 1996. Repayment of these loans is restricted by a subordination agreement related to certain bank loans.

NOTES PAYABLE - BANK

                The Company has a $1,000,000 revolving line of credit that is due on November 30, 1998. Interest is payable monthly at prime plus 1/2% (the interest rate was 9% per annum at December 31, 1997 and 1996). The Company owed $780,000 on this note as of December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the amount owed during the periods on this revolving line of credit ranged from $490,000 to $940,000.

                Also, the Company has a $200,000 installment note that matures on October 31, 1999 payable in monthly installments of $4,167 plus interest at prime plus 1/2% (the interest rate was 9% per annum at December 31, 1997 and 1996). The balance due was $91,667 and $141,667 as of December 31, 1997 and 1996,
                respectively.


                                   (Continued)

                                      (14)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

================================================================================


NOTES PAYABLE - BANK (continued)

                Both notes are collateralized by all business assets, subordination of all stockholder debt, and personal guarantees of certain stockholders.

                Maturities of the installment note payable are:

                                                 1998                             $50,000
                                                 1999                              41,667
                                                                                 --------
                                                                                  $91,667

CAPITAL LEASE AGREEMENTS

                The Company leases a vehicle and various types of equipment accounted for as capital leases. The cost of the leased assets is $47,610 at December 31, 1997 and 1996. Accumulated amortization of the leased assets is $15,223 and $7,434 for 1997 and 1996, respectively.

                At December 31, 1997, the future minimum lease payments under capital leases are as follows:

                           1998                                                          $   7,134
                           1999                                                              3,346
                                                                                        ----------
                                Total                                                       10,480
                                    Less amount representing interest                         (836)

                                Total                                                    $   9,644
                                    Less current portion                                    (6,407)
                                                                                        ----------

                                                                                         $   3,237
                                                                                         =========

INCOME TAXES

                The components of the deferred tax asset and liability are as follows:

                                                                                           1997                  1996
                                                                                       -----------             --------

                    Assets:
                       Accrued warranty expense                                           $115,740              $113,209
                       Accrued vacation                                                      7,939                 5,086
                       Allowance for doubtful accounts                                      10,039               -
                       Depreciation carryover                                              -                       2,890
                       Net operating loss carryforward                                      40,605               -
                                                                                          --------              --------
                          Deferred tax assets                                             $174,323              $121,185
                                                                                          ========              ========



                                   (Continued)

                                      (15)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

================================================================================


                    Liability:
                       Property and equipment    $    2,291                         $      -
                                                 ==========                         ========

                                  (Continued)

                                      (16)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

================================================================================


INCOME TAXES (continued)

                A reconciliation of the Company's effective tax values is as follows:

                                                                                           1997                  1996
                                                                                       -----------           --------

                    Income tax at statutory rates                                         $ -                   $ 11,835
                    State and local taxes, net of federal benefit                           -                      4,600
                    Temporary differences                                                  (48,675)              (87,761)
                                                                                         ---------             ---------
                                                                                          $(48,675)             $(71,326)
                                                                                          ========              ========

                As of December 31, 1997, the Company has approximately $120,000 in tax net operating loss carryforwards remaining to be utilized that expire in the year 2007. No valuation allowance is recorded because management feels it is more likely than not that all net deferred tax assets will be realized.

WARRANTY LIABILITY

                The Company provides a three-year on-site parts and labor warranty on hardware sold. Replacement hardware components are generally provided by the original equipment manufacturer. The Company is responsible for installing the replacement parts. The Company has estimated the future labor costs to install replacement parts for systems that remain under warranty as of December 31, 1997 and 1996.

                Estimated future warranty costs of $340,413 and $332,968 have been accrued as of December 31, 1997 and 1996, respectively.

RETIREMENT PLAN

                The Company maintains a qualified salary deferral plan. Employees are eligible to participate upon attaining age nineteen and completion of one-half year of service. The Company made a matching contribution to the plan in the amount of $6,743 for 1997 and no contribution was made for 1996.

OPERATING LEASE AGREEMENTS

                The Company has entered into various non-cancelable lease agreements for vehicles, furniture and equipment. The Company's facility lease agreement expired during 1996. The current facility lease agreements are with a related party (see Related Party Transaction note below).

                Lease agreements for vehicles, furniture and equipment have terms from two to five years. Rent expense under these leases was $71,599 and $45,998 for the years ended December 31, 1997 and 1996, respectively. The future minimum lease payments due over the terms of the leases are as follows:

                                                 1998                             $39,137
                                                 1999                              16,568
                                                                                 --------




                                   (Continued)

                                      (17)

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996


================================================================================

                                                                                  $55,705
                                                                                  =======

RELATED PARTY TRANSACTION

                In January, 1997 the Company began leasing a new operating facility from an entity owned, in part, by certain stockholders that are also stockholders in the Company. The Company paid the construction loan interest (on a monthly basis), in lieu of rent during 1996 and part of 1997. For the remainder of 1997, the Company began paying the entity's monthly principal and interest mortgage obligation which estimates fair market value. The Company recorded these payments as rent expense. There is no written lease agreement, however, the Company anticipates entering into a long-term lease agreement with the entity sometime during 1998. The Company recorded $95,459 and $48,392 as rent expense during 1997 and 1996, respectively.

CORRECTION OF AN ERROR

                The Company's retained earnings as of December 31, 1995 have been restated to reflect liabilities that existed for accrued warranty cost, deferred taxes, deferred service contract revenue, accrued wages, vacation and commissions. The net effect of these adjustments was a reduction in retained earnings of $217,808.

STOCK OPTIONS

                The Company granted options to purchase 1,000 shares of common stock to an employee at an exercise price of $15 per share. As of December 31, 1997, all remain outstanding. According to the purchase agreement signed on May 18, 1998, the sellers have agreed to reimburse the Company for any liability incurred if any options are exercised.

SUBSEQUENT EVENT

                On May 18, 1998, the outstanding common stock of the Company was acquired by another company. All assets and certain liabilities of the Company have been assumed by the purchaser. As part of the purchase agreement, the Company contributed notes payable to stockholders of $202,026 to equity.



                                      (18)

                                PC & PARTS, INC.
                            DBA AURO COMPUTER SYSTEMS

                             CONDENSED BALANCE SHEET

                                   (UNAUDITED)

                                 MARCH 31, 1998

================================================================================



                                     ASSETS


CURRENT ASSETS
      CASH                                                         $    83,781
      ACCOUNTS RECEIVABLE
           TRADE (LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS
                OF $29,526)                                          1,661,582
           OFFICERS                                                      3,850
                INCOME TAX REFUNDS                                      36,881
      INVENTORY                                                        261,505
      DEFERRED TAX ASSET                                               174,323
      PREPAID EXPENSES                                                   5,000
                                                                   -----------
           TOTAL CURRENT ASSETS                                      2,226,922
                                                                   -----------

PROPERTY AND EQUIPMENT
      FURNITURE AND EQUIPMENT                                           61,385
      COMPUTER EQUIPMENT                                               272,978
      CAPITAL LEASE ASSETS                                              71,006
      LEASEHOLD IMPROVEMENTS                                            52,951
                                                                   -----------
                                                                       458,320
      LESS:  ACCUMULATED DEPRECIATION AND AMORTIZATION                (198,865)
                                                                   -----------
           NET PROPERTY AND EQUIPMENT                                  259,455
                                                                   -----------

OTHER ASSETS
      DEPOSITS                                                          15,384
                                                                   -----------
           TOTAL OTHER ASSETS                                           15,384
                                                                   -----------



           TOTAL ASSETS                                            $ 2,501,761
                                                                   ===========





    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                       (19)

================================================================================



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
      CURRENT PORTION LONG-TERM DEBT                            $   60,295
      LINE OF CREDIT                                               730,000
      ACCOUNTS PAYABLE                                             999,275
      ACCRUED EXPENSES
           PAYROLL AND RELATED TAXES                               180,502
           WARRANTY EXPENSE                                        340,413
           OTHER                                                   214,822
                                                               -----------
                TOTAL CURRENT LIABILITIES                        2,525,307
                                                               -----------

LONG-TERM LIABILITIES
      NOTES PAYABLE - STOCKHOLDERS                                 202,026
      NOTE PAYABLE - BANK                                           29,167
      CAPITAL LEASE OBLIGATIONS                                     20,489
      DEFERRED INCOME TAXES                                          2,291
                                                               -----------
           TOTAL LONG-TERM LIABILITIES                             253,973
                                                               -----------

                TOTAL LIABILITIES                                2,779,280

STOCKHOLDERS' EQUITY (DEFICIT)
      COMMON STOCK AUTHORIZED, ISSUED AND
        OUTSTANDING, 21,000 SHARES, NO PAR VALUE                   210,000
      ADDITIONAL PAID-IN CAPITAL                                     5,000
      RETAINED DEFICIT                                            (492,519)
                                                               ------------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                   (277,519)


           TOTAL LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)                                  $ 2,501,761
                                                               ===========





    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


                                       (20)

                                PC & PARTS, INC.
                            DBA AURO COMPUTER SYSTEMS

                       CONDENSED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                        THREE MONTHS ENDED MARCH 31, 1998


================================================================================



NET REVENUES                                                      $ 3,020,454

COST OF SALES                                                       2,812,746
                                                                  -----------

      GROSS PROFIT                                                    207,708

OPERATING EXPENSES                                                    294,708
                                                                  -----------

INCOME (LOSS) FROM OPERATIONS                                         (87,000)

OTHER INCOME (EXPENSE)
      INTEREST AND FINANCE INCOME                                       6,887
      INTEREST EXPENSE                                                (32,341)
      MISCELLANEOUS INCOME                                                559
                                                                  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                    (111,895)

PROVISION (BENEFIT) FOR INCOME TAXES
      CURRENT
      DEFERRED                                                             --
                                                                  -----------
           TOTAL                                                           --
                                                                  -----------

NET INCOME (LOSS)                                                 $  (111,895)
                                                                  ===========




BASIC AND DILUTED EARNINGS (LOSS) PER SHARE                       $     (5.33)
                                                                  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                                    21,000
                                                                  ===========





    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                       (21)

                                PC & PARTS, INC.
                            DBA AURO COMPUTER SYSTEMS

                        CONDENSED STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                 MARCH 31, 1998

================================================================================




CASH FLOWS FROM OPERATING ACTIVITIES:
      NET INCOME (LOSS)                                               $(111,895)
                                                                      ---------
      ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
        PROVIDED BY OPERATING ACTIVITIES:                               145,545
                                                                      ---------

           NET CASH PROVIDED BY OPERATING ACTIVITIES                     33,650
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      PURCHASE OF FIXED ASSETS                                          (30,253)
                                                                      ---------
                NET CASH USED IN INVESTING ACTIVITIES                   (30,253)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      BORROWING ON CAPITAL LEASE OBLIGATIONS                             23,396
      REDUCTION OF CAPITAL LEASE OBLIGATIONS                             (6,144)
      NET CHANGE IN LINE OF CREDIT                                      (58,612)
                                                                      ---------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          (41,360)
                                                                      ---------

           NET DECREASE IN CASH                                         (37,963)

CASH AT BEGINNING OF YEAR                                               121,744
                                                                      ---------

CASH AT END OF YEAR                                                   $  83,781
                                                                      =========

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
      CASH PAID DURING THE YEAR FOR:
      INCOME TAXES                                                    $      --
      INTEREST                                                           32,341





    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                       (22)

                                PC & PARTS, INC.
                            DBA AURO COMPUTER SYSTEMS

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

                                 MARCH 31, 1998


================================================================================


GENERAL

     THE INTERIM FINANCIAL STATEMENTS HAVE BEEN PREPARED BY PC & PARTS, INC. WITHOUT AN AUDIT AND, IN THE OPINION OF THE MANAGEMENT, REFLECT ALL ADJUSTMENTS OF A NORMAL RECURRING NATURE NECESSARY FOR A FAIR STATEMENT OF THE FINANCIAL POSITION OF PC & PARTS, INC. AS OF MARCH 31, 1998; THE RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDING MARCH 31, 1998; AND CASH FLOWS FOR THE THREE MONTHS ENDING MARCH 31, 1998. INTERIM RESULTS ARE NOT NECESSARILY INDICATIVE OF RESULTS FOR A FULL YEAR.

     THE FINANCIAL STATEMENTS ARE CONDENSED AS PERMITTED AND DO NOT CONTAIN INFORMATION INCLUDED IN THE ANNUAL FINANCIAL STATEMENTS AND NOTES. THE FINANCIAL STATEMENTS AND NOTES INCLUDED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES INCLUDED IN THE FINANCIAL STATEMENTS.


                                       (23)

                                CABLE LINK, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

The following unaudited pro forma condensed financial statements include the historical and pro forma effects of the May 18, 1998 acquisition of PC & Parts, Inc. dba Auro Computer Systems (Auro Computer Systems).

The following unaudited pro forma condensed financial statements have been prepared by the management of Cable Link, Inc. (the Company) from its historical financial statements and the historical financial statements of Auro Computer Systems which are included in this Current Report on Form 8-K/A. The unaudited pro forma condensed statements of operations reflect adjustments as if the transactions had occurred on January 1, 1997. The unaudited pro forma condensed balance sheet reflects adjustments as if the transactions had occurred on March 31, 1998. See footnote for "Nature and Scope." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable in the circumstances.

The unaudited pro forma condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto which are included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, which was filed with the Securities and Exchange Commission (the Commission) on May 15, 1998, and the Company's Annual Report on Form 10-KSB filed with the Commission on March 31, 1998. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of Auro Computer Systems which are included in this Current Report on Form 8-K/A.

                                      (24)

                      CABLE LINK, INC. AND PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                            PRO FORMA BALANCE SHEET
                                   (UNAUDITED)
                                 MARCH 31, 1998

================================================================================
                                     ASSETS

                                                   PC & Parts, Inc.
                                        Cable          dba Auro                                        PRO FORMA
                                      Link, Inc.   Computer Systems                  Pro Forma       CONSOLIDATED
                                     (Historical)    (Historical)      Total        Adjustments          TOTAL
                                     ------------  ---------------- ------------   -------------     ------------
CURRENT ASSETS
   Cash                               $   84,665      $   83,781     $   168,446     $ 500,000 (b)    $    68,446
                                                                                      (600,000)(c)

   Cash held in escrow                                                                 100,000 (a)        100,000

   Accounts receivable
       Trade, net                      1,529,573       1,661,582       3,191,155                        3,191,155
       Officers                                0           3,850           3,850                            3,850
       Income tax refunds                      0          36,881          36,881                           36,881
       Sellers of PC & Parts, Inc.                                                      80,000 (c)         80,000
   Inventory                           1,150,391         261,505       1,411,896                        1,411,896
   Deferred tax asset                     36,500         174,323         210,823        61,200 (g)        272,023
   Covenant not to compete                                                             100,000 (d)        100,000
   Prepaid expenses and other assets     177,072           5,000         182,072                          182,072
                                      ----------      ----------     -----------     ---------        -----------
       Total current assets            2,978,201       2,226,922       5,205,123       241,200          5,446,323
                                      ----------      ----------     -----------     ---------        -----------


PROPERTY AND EQUIPMENT                 1,477,645         458,320       1,935,965                        1,935,965
   Less accumulated depreciation        (823,270)       (198,865)     (1,022,135)                      (1,022,135)
                                      ----------      ----------     -----------     ---------        -----------
       Net property and equipment        654,375         259,455         913,830             0            913,830
                                      ----------      ----------     -----------     ---------        -----------

OTHER ASSETS
   Covenant not to compete                                                             100,000 (d)        100,000
   Goodwill                                                                            545,493 (c)        500,035
                                                                                       (45,458)(e)
   Deposits                                    0          15,384          15,384                           15,384
                                      ----------      ----------     -----------     ---------        -----------
       Total other assets                      0          15,384          15,384       600,035            615,419
                                      ----------      ----------     -----------     ---------        -----------

        TOTAL ASSETS                  $3,632,576      $2,501,761     $ 6,134,337     $ 841,235        $ 6,975,572
                                      ==========      ==========     ===========     =========        ===========

    The accompanying notes are an integral part of the financial statements.

================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                 PC & Parts, Inc.
                                                       Cable        dba Auro                                       PRO FORMA
                                                     Link, Inc.  Computer Systems                 Pro Forma      CONSOLIDATED
                                                    (Historical)   (Historical)       Total      Adjustments         TOTAL
                                                    -----------  ----------------  -----------   -----------     ------------
CURRENT LIABILITIES
   Current portion of long-term obligations          $   54,913     $   60,295      $  115,208    $               $  115,208
   Accounts payable                                     672,390        999,275       1,671,665                     1,671,665
   Income taxes payable                                  80,077                         80,077                        80,077
   Revolving line of credit                             516,197        730,000       1,246,197                     1,246,197
   Accrued expenses                                     153,641        735,737         889,378      100,000 (d)      989,378
                                                     ----------     ----------      ----------    ---------       ----------
      Total current liabilities                       1,477,218      2,525,307       4,002,525      100,000        4,102,525
                                                     ----------     ----------      ----------    ---------       ----------


LONG-TERM LIABILITIES
   Other long-term obligations                           53,412         49,656         103,068      500,000 (b)      603,068
   Due to minority interest in PC & Parts, Inc.                                                                            0
   Notes payable stockholders                                          202,026         202,026     (202,026)(c)            0
   Covenant not to compete                                                   0               0      100,000 (d)       50,000
                                                                                                    (50,000)(c)
   Acquisition bonus                                                                                180,000 (f)      180,000
   Deferred income taxes                                 48,000          2,291          50,291                        50,291
                                                     ----------     ----------      ----------    ---------       ----------
      Total long-term liabilities                       101,412        253,973         355,385      527,974          883,359
                                                     ----------     ----------      ----------    ---------       ----------

      Total liabilities                               1,578,630      2,779,280       4,357,910      627,974        4,985,884
                                                     ----------     ----------      ----------    ---------       ----------

MINORITY INTEREST                                                                            0      100,000 (a)      100,000

STOCKHOLDERS' EQUITY
   Common stock, authorized, issued and
   outstanding shares, no par value                   1,452,507        210,000       1,662,507     (210,000)(c)    1,452,507


   Additional paid-in capital                           136,136          5,000         141,136       (5,000)(c)      136,136
   Retained earnings (deficit)                          465,303       (492,519)        (27,216)     492,519 (c)      301,045
                                                                                                    (45,458)(e)
                                                                                                   (180,000)(f)
                                                                                                     61,200 (g)
                                                     ----------     ----------      ----------    ---------       ----------
      Total stockholders' equity                      2,053,946       (277,519)      1,776,427      113,261        1,889,688
                                                     ----------     ----------      ----------    ---------       ----------


      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                           $3,632,576     $2,501,761      $6,134,337    $ 841,235       $6,975,572
                                                     ==========     ==========      ==========    =========       ==========

    The accompanying notes are an integral part of the financial statements.

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 1998

================================================================================

                                                                        PC & Parts, Inc.
                                                             Cable          dba Auro                                    PRO FORMA
                                                           Link, Inc.   Computer Systems                 Pro Forma    CONSOLIDATED
                                                          (Historical)    (Historical)        Total     Adjustments       TOTAL
                                                          -----------   ----------------   ----------   -----------   ------------
Net revenues                                               $2,712,166      $3,020,454      $5,732,620      $           $5,732,620

Cost of revenues                                            1,828,937       2,812,746       4,641,683                   4,641,683
                                                           ----------      ----------      ----------      -----       ----------

       Gross profit                                           883,229         207,708       1,090,937          0        1,090,937

Selling, general and administrative expenses                  678,510         294,708         973,218        572 (e)      973,790
                                                           ----------      ----------      ----------      -----       ----------

       Income (loss) from operations                          204,719         (87,000)        117,719       (572)         117,148
                                                           ----------      ----------      ----------      -----       ----------

Other income
       Interest expense                                        (8,846)        (32,341)        (41,187)         0          (41,187)
       Loss on disposal of assets                                   0               0               0          0                0
       Interest income                                              0           6,887           6,887          0            6,887
       Miscellaneous income                                       327             559             886          0              886
                                                           ----------      ----------      ----------      -----       ----------

Income (loss) before taxes                                    196,200        (111,895)         84,305       (572)          83,734

Provision (benefit) for income taxes
       Current                                                 34,251               0          34,251                      34,251
       Deferred                                                     0               0               0                           0
                                                           ----------      ----------      ----------      -----       ----------
           Total


Net income (loss)                                          $  161,949        (111,895)         50,054      $(572)      $   49,483
                                                           ==========      ==========      ==========      =====       ==========

Basic earnings per common share                            $    0.097                                                  $    0.030
                                                           ==========                                                  ==========

Weighted average shares outstanding
used to compute basic earnings per share                    1,673,889                                                   1,673,889
                                                           ==========                                                  ==========

Diluted earnings per common share                          $    0.081                                                  $    0.025
                                                           ==========                                                  ==========

Weighted average shares outstanding
used to compute diluted earnings per share                  2,008,605                                                   2,008,605
                                                           ==========                                                  ==========

    The accompanying notes are an integral part of the financial statements

                                      (6)

                            See Accountants' Report.

                                PC & PARTS, INC.
                            dba AURO COMPUTER SYSTEMS

                          PRO FORMA STATEMENT OF INCOME
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997

================================================================================

                                                                PC & Parts, Inc.
                                                      Cable        dba Auro                                      PRO FORMA
                                                    Link, Inc.  Computer System                 Pro Forma      CONSOLIDATED
                                                  (Historical)   (Historical)       Total      Adjustments        TOTAL
                                                  ------------  ---------------  -----------   -----------     ------------
Net revenues                                       $10,094,178    $13,536,581    $23,630,759    $               $23,630,759

Cost of revenues                                     6,277,709     12,432,014     18,709,723                     18,709,723
                                                   -----------    -----------    -----------    ---------       -----------

       Gross profit                                  3,816,469      1,104,567      4,921,036            0         4,921,036

Selling, general and administrative expenses         2,633,876      1,370,613      4,004,489        2,286 (e)     4,186,775
                                                                                                  180,000 (g)             0
                                                                                                                          0
                                                   -----------    -----------    -----------    ---------       -----------

       Income (loss) from operations                 1,182,593       (266,046)       916,547     (182,286)          734,261
                                                   -----------    -----------    -----------    ---------       -----------

Other income
       Interest expense                                (60,541)       (82,928)      (143,469)           0          (143,469)
       Loss on disposal of assets                            0        (20,175)       (20,175)           0           (20,175)
       Interest income                                       0         19,173         19,173            0            19,173
       Miscellaneous income                              2,824          1,997          4,821            0             4,821
                                                   -----------    -----------    -----------    ---------       -----------

Income (loss) before taxes                           1,124,876       (347,979)       776,897     (182,286)          594,611

Provision (benefit) for income taxes
       Current                                         246,049          2,055        248,104                        248,104
       Deferred                                         11,500        (50,730)       (39,230)     (61,200)(f)      (100,430)
                                                   -----------    -----------    -----------    ---------       -----------
          Total

Net income (loss)                                  $   867,327       (299,304)       568,023    $(121,086)      $   446,937
                                                   ===========    ===========    ===========    =========       ===========

Basic earnings per common share                    $     0.545                                                  $     0.281
                                                   ===========                                                  ===========

Weighted average shares outstanding
used to compute basic earnings per share             1,591,976                                                    1,591,976
                                                   ===========                                                  ===========

Diluted earnings per common share                  $     0.453                                                  $     0.234
                                                   ===========                                                  ===========

Weighted average shares outstanding
used to compute diluted earnings per share           1,913,958                                                    1,913,958
                                                   ===========                                                  ===========

    The accompanying notes are an integral part of the financial statements

                                      (c)

See Accountants' Report.

                                CABLE LINK, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

NATURE AND SCOPE

         The accompanying unaudited pro forma statements of operations present the historical results of operations of the Company and Auro Computer Systems for the three months ended March 31, 1998 and for the year ended December 31, 1997 with pro forma adjustments as if the transaction had taken place on January 1, 1997. The unaudited pro forma statement of operations for the year ended December 31, 1997, is presented using the combined audited historical results of the Company and Auro Computer Systems for the respective period. The unaudited pro forma statement of operations for the three months ended March 31, 1998, is presented using the combined unaudited historical results of the Company and Auro Computer Systems for the respective period. The unaudited pro forma balance sheet presents the historical balance sheets of the Company and Auro Computer Systems as of March 31, 1998, with adjustments as if the transaction had been consummated as of January 1, 1997 in a transaction accounted for as a purchase in accordance with generally accepted accounting principles.

         Certain reclassifications have been made to the historical financial statements of the Company and Auro Computer Systems to conform to the pro forma financial statement presentation.


PRO FORMA ADJUSTMENTS

The following adjustments give pro forma effect to the transaction:

(a) To record cash received from Brian Berger for minority interest of $100,000.

(b) To record loan from Provident Bank for $500,000 used to finance purchase.

(c) To record purchase price consideration and goodwill. As part of the purchase agreement the seller contributed the notes payable to stockholders to capital. The resulting refund of $350,000 will be paid to Cable Link through the cancellation of a note payable of $120,000 to the former sellers, a note receivable from the sellers for $80,000, a refund of the $100,000 cash in escrow and relief of $50,000 of the non-compete agreement liability.

(d) To record non-compete agreement for $200,000 to be paid monthly over two years.

(e) To record amortization of goodwill using the straight-line method over 15 years.

(f) To record deferred tax effect for pro forma adjustments.

(g) To record acquisition bonus payable to the Chief Executive Officer of Cable Link.



                                       (29)

                                 EXHIBIT INDEX


                                                                        PAGE NO. IN
                                                                        SEQUENTIALLY
                                                                        NUMBERED
EXHIBIT NO.                        DOCUMENT                             COPY

2.1                 Stock Purchase and Non-Compete Agreement
                    among PC & Parts, Inc., its Shareholders, Brian
                    Berger and Cable Link, Inc. dated May 18, 1998            *

2.2                 Stock Agreement among Cable Link, Inc., PC & Parts,
                    Inc. and Brian Berger dated May 18, 1998                  *

2.3.                Amendment No. 1 to Stock Purchase and Non-Compete
                    Agreement among PC & Parts, Inc., its Shareholders,
                    Brian Berger and Cable Link, Inc. dated September
                    __, 1998.                                                 32

23.1                Consent of Groner Boyle & Quillin, LLP                    *

27                  Financial Data Schedule                                   *


* Previously filed.

                                      (31)